*** Confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 10.1

FOURTH AMENDMENT TO
THE ALARM.COM DEALER PROGRAM AGREEMENT
BETWEEN ALARM.COM INCORPORATED
AND MONI SMART SECURITY

THIS FOURTH AMENDMENT (the “Amendment”) by and betweenAlarm.com Incorporated, a company with its principal place of business at 8281 Greensboro Dr., Suite 100, McLean, VA 22102 (“Alarm.com”), and Monitronics International, Inc. a Texas company at 1990 Wittington Pl., Farmers Branch, TX 75234 (“MONI”), hereby amends the October 22, 2007 Alarm.com Agreement (“Agreement”), as amended, by and between MONI and Alarm.com. In the event of a conflict between any provisions of the Agreement, as amended, and this Amendment, the provisions of this Amendment shall prevail. Capitalized terms used herein without definition have the meanings assigned to them in the Agreement.

WHEREAS, Alarm.com and MONI are parties to the Agreement, as amended by way of Amendment No. 1 dated January 15, 2008, the Second Amendment dated February 25, 2013, and the Third Amendment dated December 31, 2015;

WHEREAS, Alarm.com and MONI desire to amend and supplement certain provisions of the Agreement, as amended, on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, Alarm.com and MONI agree as follows:

1.    AMENDMENTS RELATING TO THE ALARM.COM SERVICES
1.1    Amendment Effective Date. All price adjustments reflected in this Amendment shall be effective for new accounts created on or after the first day of the month in which this agreement has been signed by both parties (“Amendment Effective Date”). For the avoidance of doubt, for all accounts owned by MONI and created prior to the Amendment Effective Date, MONI’s existing pricing shall remain in effect, provided, however, that the provisions of Section 1.3 shall apply to the […***…] of […***…].

1.2    High Volume Pricing Qualification. MONI desires to obtain the advantage of certain lower prices for the Alarm.com Services that can be offered by Alarm.com. Alarm.com desires to see ongoing new account production by MONI and the MONI Dealers. Alarm.com shall offer its high volume pricing set forth in Schedule A to MONI, as well as the other incentives contained in this Section 1, for all accounts owned by MONI and created by MONI or a third party on MONI’s behalf on or after the Amendment Effective Date ([…***…]) so long as a cumulative

** Alarm.com Confidential **

*** Confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

percentage of […***…] percent ([…***…]%) of the new accounts activated by MONI or a third party on MONI’s behalf ([…***…]) after the Amendment Effective Date are created with the Alarm.com Services, with a minimum monthly creation rate of […***…] ([…***…]) accounts, calculated on a […***…] basis after the Amendment Effective Date (the “Account Production Threshold”). Bulk purchases of accounts are excluded from the high volume pricing qualification calculations set forth above.

1.3    […***…] Account Production […***…]. MONI shall be […***…] an […***…] in the […***…] a […***…] pursuant to the […***…]. If in any given […***…] MONI […***…] this […***…], then it shall […***…] Alarm.com pursuant to the following table.

MONI […***…] Level
[…***…] Service Billing Amount ([…***…])	Discount % […***…]
$0 - $[…***…]mm	[…***…]%
$[…***…]mm - $[…***…]mm	[…***…]%
$[…***…]mm - $[…***…]mm	[…***…]%
$[…***…]mm - $[…***…]mm	[…***…]%
$[…***…]mm - $[…***…]mm	[…***…]%
$[…***…]mm - $[…***…]mm	[…***…]%
$[…***…]mm - $[…***…]mm	[…***…]%
$[…***…]mm - $[…***…]mm	[…***…]%
$[…***…]mm - $[…***…]mm	[…***…]%
$[…***…]mm - $[…***…]mm	[…***…]%
+ Every […***…] $[…***…] Above $[…***…]mm	+ […***…]%

This […***…] will be capped at […***…]%. By way of example, if MONI’s October 1, 2019 […***…] is $[…***…] million, and MONI achieved the Account Production Threshold during September 2019, then MONI will […***…] for and […***…] a […***…]% […***…] of $[…***…] which will be […***…].

1.4    EnergyHub Demand Response Program. MONI shall be pre-authorized by EnergyHub and eligible for an incentive for its customers using a certified connected thermostat, including the Alarm.com thermostat, with the Alarm.com Services. For each customer that MONI enrolls in an EnergyHub demand response program (“EnergyHub Program”), where the customer participates subject to the terms and conditions of such EnergyHub Program during any given […***…], then MONI shall receive […***…] at the end of each […***…]. For the avoidance of doubt, any MONI customer with a connected thermostat using the Alarm.com

** Alarm.com Confidential **

*** Confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Services is eligible to be enrolled in an EnergyHub Program, where geographically available, regardless of when such MONI customer’s account was originally created with Alarm.com. For the further avoidance of doubt, […***…] are […***…] for the program as […***…].

1.5    […***…]. During calendar year 2017, Alarm.com will […***…] MONI for up to $[…***…] of […***…] for the […***…] business, or other pre-approved […***…] that is […***…] to include the […***…] and […***…]. The parties will work together in good faith to identify in advance which […***…] will be eligible for […***…]. MONI or […***…] will […***…] Alarm.com written […***…] as soon as practical after […***…], but in any event all […***…] shall be made within 15 days after the end of the fiscal quarter in which such […***…].

1.6     Pricing Changes. If during any month during the Term the Account Production Threshold is not satisfied, Alarm.com shall have the right to reset the prices it charges MONI to the rates in Schedule A of the Third Amendment for new accounts going forward, until such time that the Account Production Threshold is achieved, at which point Alarm.com will reset the rates to the rates in Schedule A for new accounts going forward.

1.7    Assignment. The incentives and High Volume Pricing Qualifications set forth in this Section 1 cannot be transferred or assigned by MONI, in whole or in part, in connection with the sale of MONI’s assets, or the consolidation or merger of MONI with or into a third party, except that they will continue to be in full force and effect for the identifiable account creation activities and […***…] of MONI […***…] after any such transaction.

1.8     Those terms which are not amended and set forth in this Fourth Amendment are hereby still in full force and effect pursuant to the Agreement, as amended.

2.    GENERAL TERMS

2.1     Confidentiality. For the avoidance of doubt, this Amendment forms part of the Agreement and therefore the provision of Section 8.6 of the Agreement shall apply to any disclosure of the existence or terms of this Amendment, including the pricing contemplated hereby.

** Alarm.com Confidential **

*** Confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2     Term and Renewal. The initial term (the “Initial Term”) of this Amendment begins on the Amendment Effective Date and ends on the third anniversary of the Amendment Effective Date. Following the Initial Term, this Amendment shall remain in effect for subsequent terms of one (1) year (each a “Renewal Term” and collectively with the Initial Term the “Term”), unless either party provides written notice of nonrenewal at least ninety (90) days before a Renewal Term would otherwise begin.
2.3    Press Release. The parties agree to issue a press release as mutually agreed by the parties.

2.4    Effect of this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of Alarm.com and MONI and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, as amended, all of which are ratified or affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle either Alarm.com or MONI to consent to, or constitute a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, as amended, in similar or different circumstances. After the Amendment Effective Date, any reference to the Agreement shall mean the Agreement as amended hereby.

2.5     Entire Agreement. This Amendment, together with the Agreement, as amended, contains the entire agreement and understanding between the parties concerning its subject matter. This Amendment supersedes all prior proposals, representations, agreements, and understandings, written or oral, concerning its subject matter. No amendment to this Amendment shall be effective unless it is in writing and signed by the parties.
2.6     Assent to this Amendment. MONI signifies its assent to this Amendment by signing the Amendment in the indicated signature block and faxing or otherwise providing it to Alarm.com. Alarm.com signifies its assent to this Amendment by signing this Amendment and returning it to MONI. Alarm.com, at its option, may sign a counterpart of this Agreement other than the counterpart assented to by MONI. The parties intend that facsimile signatures shall have the same binding effect as originals. The individual signing on behalf of MONI represents and warrants that he or she is a representative of MONI duly authorized by to signify assent to this Agreement.
*            *            *            *

** Alarm.com Confidential **

*** Confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, this Fourth Amendment to the Alarm.com Dealer Program Agreement, as amended, has been executed and delivered by the duly authorized officers of the parties hereto on the date first above written.

ALARM.COM INCORPORATED	MONITRONICS INTERNATIONAL INCORPORATED
By: /s/ Stephen Trundle	By: /s/ Bruce Mungiguerra
Name: Stephen Trundle	Name: Bruce Mungiguerra
Title: CEO	Title: COO
Date: September 13, 2017	Date: September 11, 2017

** Alarm.com Confidential **

*** Confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A

HIGH VOLUME ALARM SIGNALING AND ENHANCED SERVICES PLAN PRICING (US AND CANADA – ALL PRICES IN USD).

Service	LTE Price*
Wireless Signal Forwarding [1]	$[…***…]
Home Center [2]	$[…***…]
Silver Interactive [3]	$[…***…]
Silver Interactive + Automation [4]	$[…***…]
Interactive Gold [5]	$[…***…]
Commercial	$[…***…]
Commercial Plus	$[…***…]
Pro Video	$[…***…]
Basic Doorbell [6]	$[…***…]
Wellness [7]	$[…***…]

* For accounts created using a non-LTE network, the price for Wireless Signal Forwarding, Home Center, Silver Interactive, Silver Interactive + Automation, Interactive Gold, Commercial, and Commercial Plus will be […***…].

1 Wireless Signal Forwarding (WSF) includes Daily Supervision, Usage Reporting, and Level 1 Smash and Crash and all enterprise management capabilities associated with AirFX as well as the Business Intelligence module.
2 Home Center includes all of the features of Wireless Signal Forwarding, as well as Level 2 Smash and Crash, remote arming, alerts for alarm and other system events, and cellular 2-Way Voice, and 5 day weather as well as severe weather alerts.
3 Silver Interactive includes all of the features of Wireless Signal Forwarding, as well as Level 2 Smash and Crash, remote arming, alerts with up to 50 sensors for alarm events, system events, and non-alarm sensor events, and cellular 2-Way Voice, and 5 day weather and severe weather alerts.
4 Silver Interactive + Automation includes all of the features of Silver Interactive as well as automation of thermostats, lights, locks, and garage doors.
5 Interactive Gold includes all of the features of Silver Interactive + Automation as well as Image Sensor photo notifications.
6 Basic Doorbell allows for 1 Doorbell Camera and 400 clips of storage with 400 clips/month bandwidth. Requires an interactive service plan.
7 Wellness ensures easy independent living with daily activity monitoring and real time notifications. Users receive alerts for events like when no activity is detected or the bed is unoccupied. The solution allows users to track behaviors and see trends over time.

In addition to the above capabilities, the following business tools will be included at no additional cost to MONI: […***…], and […***…].

Except for the pricing set forth in this Schedule A, all pricing in effect prior to the Amendment Effective Date shall remain in effect. The following equipment shall be available to MONI
([…***…]) on a direct basis from Alarm.com only.

Price
Alarm.com Image Sensor	$[…***…]
Indoor Wireless Fixed IP Camera with Night Vision (ADC-V522IR)	$[…***…]
Outdoor Wireless IP Camera with Night Vision (ADC-V722W)	$[…***…]
Alarm.com Wi-Fi Doorbell Camera/Skybell HD	$[…***…]
Alarm.com Wi-Fi Slimline Doorbell Camera	$[…***…]
Alarm.com Smart Thermostat (ADC-T2000)	$[…***…]
System Enhancement Module and Gateway (Vista & PowerSeries, LTE)	$[…***…]

** Alarm.com Confidential **